SHARE PURCHASE AGREEMENT


To ZAP Power Systems, 117 Morris Street, Sebastopol, California 95472:

I have received and had an opportunity to read the Prospectus by which the shares are offered. I represent that I am purchasing for investment.


Signature:_________________________________         ____________________________
                                                               Date

Enclosed is payment for _____ shares, at $6.00 per share, totaling $___________.

Name(s):_____________________________________    Number of shares ______________

as (check one):    Individual _____       Joint Tenants _____       Trust ______

                   Tenants in Common ____ Corporation _____         Other ______

For the person(s) who will be registered shareowner(s):

   Mailing Address: ____________________________________________________________

   City, State & Zip Code: _____________________________________________________

   Telephone Number: Business (     )______________  Home: (     )______________

Social Security or Taxpayer ID Number: _________________________________________



     (Please attach any special mailing instructions other than shown above)


            NO SHARE PURCHASE AGREEMENT IS EFFECTIVE UNTIL ACCEPTANCE

(You will be mailed a signed copy of this agreement to retain for your records.)


Subscription accepted by ZAP Power Systems:


_____________________________________                  _________________________
James McGreen, President                                          Date